UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

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Nexstar Broadcasting Group, Inc.
(Name of Registrant as Specified In Its Charter)

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NEXSTAR BROADCASTING GROUP, INC.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Nexstar Broadcasting Group, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Nexstar Broadcasting Group, Inc., a Delaware corporation (the “Company”), to notify stockholders of the actions taken by the Board of Directors and the Compensation Committee of our Board of Directors by written consent dated August 25, 2012 and by the holders of a majority of the issued and outstanding voting securities of the Company by written consent dated September 26, 2012, approving the Nexstar Broadcasting Group, Inc. 2012 Long-Term Equity Incentive Plan (the “2012 Plan”).

The Company believes that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2012 Plan are an important attraction, retention and motivation tool for participants in the plan.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of our voting securities, your vote or consent is not requested or required to approve these matters. This Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. You do not need to do anything in response to this Notice and the Information Statement.

We are not asking you for a Proxy and you are requested not to send us a Proxy.

Sincerely,

/s/ Perry A. Sook

Perry A. Sook
Chairman of the Board of Directors, Chief Executive Officer and President

October 2, 2012

NEXSTAR BROADCASTING GROUP, INC.

5215 N. O’Connor Blvd., Suite 1400

Irving, Texas 75039

(972) 373-8800

INFORMATION STATEMENT

ABOUT THIS INFORMATION STATEMENT

Nexstar Broadcasting Group, Inc., a Delaware corporation, and its subsidiaries (“Nexstar,” the “Company”, “we”, “us”, or “our”), is sending you this Information Statement solely for purposes of informing our stockholders of record as of September 14, 2012 (the “Record Date”) of actions taken by our stockholders by less than unanimous written consent in lieu of a special meeting of stockholders. No action is requested or required on your part. This Information Statement is available at http://www.nexstar.tv/index.php?option=com_content&view=category&id=40&Itemid=54.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

Summary of the Corporate Actions

The holders of a majority of the Company’s issued and outstanding voting securities have approved, by written consent dated September 26, 2012, the Nexstar Broadcasting Group, Inc. 2012 Long-Term Equity Incentive Plan (the “2012 Plan”). The Company believes that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2012 Plan are an important attraction, retention and motivation tool for participants in the plan. The Company currently maintains the Nexstar Broadcasting Group, Inc. 2003 Long-Term Equity Incentive Plan (the “2003 Plan”) and the Nexstar Broadcasting Group, Inc. 2006 Long-Term Equity Incentive Plan (the “2006 Plan”). As of September 25, 2012, a total of 4,138,000 shares of the Company’s Class A common stock were then subject to outstanding awards granted under the 2003 Plan and the 2006 Plan and an additional 41,000 shares of the Company’s Class A common stock were then available for new award grants under the 2003 Plan and the 2006 Plan.

Stockholder approval is required for the 2012 Plan described in this Information Statement under the listing rules of The NASDAQ Global Market (the “Marketplace Rules”), the terms of the 2012 Plan and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Such approval has been received by written consent dated September 26, 2012.

This Information Statement is first being mailed on or about October 2, 2012 to the Company’s stockholders of record as of the Record Date. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the action taken by written consent will become effective no earlier than 20 calendar days after the date on which this Information Statement is sent or given to our stockholders.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Under the Delaware General Corporation Law (the “DGCL”), the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws and the Marketplace Rules, the 2012 Plan may be approved, without a meeting of stockholders, by a resolution of our Board of Directors, followed by the written consent of stockholders representing a majority of the voting power of our outstanding shares of common stock. As of the Record Date, the Company had 15,602,131 shares of Class A common stock, 13,411,588 shares of Class B common stock and no shares of Class C common stock outstanding and entitled to vote. Holders of our Class A common stock and our Class B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders. The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to 10 votes per share. Holders of our Class C common stock have no voting rights. The written consent was executed by the holders of 3,490,883 shares of our Class A common stock and 13,024,501 shares of our Class B common stock, representing a majority of the voting power of our common stock. Accordingly, the written consent was executed by stockholders holding sufficient voting power to approve the actions contemplated by the written consent and no further stockholder action is required.

Dissenters’ Rights of Appraisal

The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein and receive an agreed or judicially appraised value for their shares of common stock.

Notice Pursuant to the Company’s Amended and Restated By-laws and Delaware General Corporation Law

Pursuant to Article II, Section 12 of our Amended and Restated By-laws and Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Article II, Section 12 of our Amended and Restated By-laws and Section 228(e) of the DGCL.

ITEM 1 – APPROVAL OF THE NEXSTAR BROADCASTING GROUP, INC. 2012 LONG-TERM

EQUITY INCENTIVE PLAN

General

Our Board of Directors, upon the recommendation of the Compensation Committee of the Board of Directors, and our stockholders approved and adopted the Nexstar Broadcasting Group, Inc. 2012 Long-Term Equity Incentive Plan (the “2012 Plan”). The Board of Directors approved and adopted the 2012 Plan on August 25, 2012, and our stockholders approved and adopted the 2012 Plan by written consent on September 26, 2012.

The Company believes that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2012 Plan are an important attraction, retention and motivation tool for participants in the plan.

The Company currently maintains the Nexstar Broadcasting Group, Inc. 2003 Long-Term Equity Incentive Plan (the “2003 Plan”) and the Nexstar Broadcasting Group, Inc. 2006 Long-Term Equity Incentive Plan (the “2006 Plan”). As of September 25, 2012, a total of 2,747,000 shares of the Company’s Class A common stock were then subject to outstanding awards granted under the 2003 Plan and an additional 4,000 shares of the Company’s Class A common stock were then available for new award grants under the 2003 Plan. As of September 25, 2012, a total of 1,391,000 shares of the Company’s Class A common stock were then subject to outstanding awards granted under the 2006 Plan and an additional 37,000 shares of the Company’s Class A common stock were then available for new award grants under the 2006 Plan.

The Board of Directors approved the 2012 Plan based, in part, on a belief that the number of shares currently available under the 2003 Plan and the 2006 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. Upon effectiveness of the 2012 Plan, no new awards will be granted under the 2003 Plan or the 2006 Plan, and up to 1,500,000 shares of the Company’s Class A common stock will initially be made available for award grants under the 2012 Plan. In addition, upon effectiveness of the 2012 Plan, any shares of the Company’s common stock subject to outstanding awards under the 2003 Plan and the 2006 Plan that expire, are cancelled, or otherwise terminate at any time after September 25, 2012 will also be available for award grant purposes under the 2012 Plan. Upon effectiveness of the 2012 Plan, the termination of our grant authority under the 2003 Plan and the 2006 Plan will not affect awards then outstanding under the 2003 Plan or the 2006 Plan.

The following is a summary of the material terms of the 2012 Plan, but does not include all of the provisions of the 2012 Plan. For further information we refer you to the 2012 Plan, a copy of which is attached as Annex A.

Administration

The Compensation Committee will administer the 2012 Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2012 Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2012 Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the 2012 Plan, the Compensation Committee may amend the terms and conditions, or accelerate the exercisability, or lapse the restrictions, of an outstanding award. No action may be taken by the Compensation Committee to amend, alter, suspend, discontinue or terminate any outstanding award, prospectively or retroactively, that would adversely affect the right of the holder of an award without the consent of the holder. The Compensation Committee has authority to interpret the 2012 Plan and establish rules and regulations for the administration of the 2012 Plan.

The Compensation Committee may delegate its powers under the 2012 Plan to one or more of our officers or directors, except that the Compensation Committee may not delegate its powers and duties under the 2012 Plan with regard to executive officers or directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Code or contravene Section 157 of the Delaware General Corporation Law. The Board of Directors may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Rule 16b-3 promulgated by the SEC under the Exchange Act or Section 162(m) of the Code.

Eligible Participants

Any employee, officer, consultant, independent contractor, advisor or non-employee director providing services to us or any of our affiliates, who is selected by the Compensation Committee, is eligible to receive an award under the 2012 Plan, provided that such eligible participant is a natural person. As of September 25, 2012, approximately 2,310 employees and 9 non-executive directors were eligible as a class to be selected by the Compensation Committee to receive awards under the 2012 Plan.

Shares Available For Awards

The aggregate number of shares of our Class A common stock that may be issued under all stock-based awards made under the 2012 Plan will be the sum of (i) 1,500,000 shares and (ii) any shares subject to awards as of September 25, 2012 under the 2003 Plan and the 2006 Plan that, on or after the effective date of the 2012 Plan, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of such awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The number of shares available for issuance under the 2012 Plan pursuant to clause (ii) in the preceding sentence shall be the same number of shares counted against the aggregate number of shares available under the 2003 Plan and the 2006 Plan with respect to such awards. No person may receive options in any one year exceeding 30% of the total number of shares authorized under the 2012 Plan. No person that may be a “covered person” within the meaning of Section 162(m) of the Code (a “covered person”) may be granted under the 2012 Plan in any calendar year, awards (other than options), the value of which is based solely on the value of our common stock and which is intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (“qualified performance-based compensation”), for more than 1,000,000 shares in the aggregate, or if the award is payable in cash, for an amount greater than the fair market value of 1,000,000 shares at the time of payment. Awards will only be granted to consultants and advisors in compliance with Rule 405 of the Securities Act of 1933, as amended.

The Compensation Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other extraordinary distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2012 Plan. However, the number of shares covered by an award or to which an award relates following such adjustment will always be a whole number. Such adjustment will be made by the Compensation Committee or the Board of Directors and its determination in that respect will be final, binding and conclusive.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of our common stock, the number of shares covered by such award or to which the award relates will be counted on the date of grant of the award against the aggregate number of shares available for awards under the 2012 Plan, with respect to stock options, stock appreciation rights or any other awards under the 2012 Plan the value of which is based solely on an increase in the value of the shares after the date of grant of the award, the number of shares available for awards will be reduced by one share for each share covered by or payable under such award or to which the award relates.

If an award terminates, is forfeited or is cancelled without the issuance of any shares, or if any shares covered by an award or to which an award relates are not issued for any other reason, then the number of shares counted against the aggregate number of shares available under the 2012 Plan with respect to the award, to the extent of any such termination, forfeiture, cancellation or other event, will again be available for granting awards under the 2012 Plan. If shares of restricted stock are forfeited or otherwise reacquired by us prior to vesting, whether or not dividends have been paid on such shares, then the number of shares counted against the aggregate number of shares available under the 2012 Plan with respect to the restricted stock award, to the extent of any such forfeiture or reacquisition by us, will again be available for granting awards under the 2012 Plan. Shares that are withheld in full or partial payment to us of the purchase or exercise price relating to the award or in connection with the satisfaction of tax obligations relating to any award will not be available for granting awards under the 2012 Plan. Additionally, if a non-qualified stock option is net exercised as permitted under the 2012 Plan, the number of shares counted against the aggregate number of shares available under the 2012 Plan with respect to the award will be the gross amount of shares subject to the award.

Types of Awards and Terms and Conditions

The 2012 Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	performance awards of cash, stock or property;

•	stock awards; and

•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2012 Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the 2012 Plan will be made in accordance with methods and procedures established by the Compensation Committee. The term of awards may not be longer than 10 years from the date of grant.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. The Compensation Committee may, in its discretion, permit non-qualified stock options to be net exercised.

Stock Appreciation Rights. The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The Compensation Committee may permit accelerated vesting in certain events, including the participant’s death, disability, termination, retirement, or a change of control of Nexstar. If the participant’s employment or service as a director terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions, except if otherwise provided in the award agreement.

Performance Awards. The Compensation Committee may grant performance awards under the 2012 Plan. A performance award may be denominated or payable in cash, stock (including restricted stock and restricted stock units), other securities, other awards or other property, and confers on the holder the right to receive payments, in whole or in part, upon the achievement of one or more performance goals during a performance period as established by the Compensation Committee. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the Compensation Committee. Performance awards that are granted to participants who may be covered persons and that are intended to be qualified performance-based compensation, to the extent required by Section 162(m) of the Code, must be conditioned solely on the achievement of one or more objective performance goals established by the Compensation Committee within the time prescribed by Section 162(m) of the Code, and must otherwise comply with the requirements of Section 162(m) of the Code.

Performance Goals for performance awards that are granted to participants who may be covered employees and that are intended to be qualified performance-based compensation must be based solely on one or more of the following business criteria: earnings per share (basic or diluted), share price, pre-tax profits, net income, return on equity or assets, sales, or any combination of the foregoing. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. The measures may relate to Nexstar, one or more of our subsidiaries or one or more of our divisions or units, product lines or product categories or any combination of these. Subject to compliance with Section 162(m) of the Code, when the Compensation Committee established performance criteria, it may provide for the adjustment for charges related to an event or occurrence which the Compensation Committee determines is appropriate for adjustment, including asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; gains or losses from the disposition of businesses or assets or from the early extinguishment of debt; and unusual, extraordinary or nonrecurring events.

Stock Awards. The Compensation Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2012 Plan.

Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2012 Plan.

Duration, Termination and Amendment

No awards may be made after ten years from the earlier of the date of adoption of the 2012 Plan by the Board of Directors, the date of stockholder approval or any earlier date of discontinuation or termination established pursuant to the 2012 Plan, although no performance award intended to be qualified performance-based compensation will be granted under the 2012 Plan after the fifth year following the year in which stockholders approved the performance goals unless and until the performance goals are reapproved by the stockholders. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2012 Plan prior to expiration may extend beyond the expiration of the 2012 Plan through the award’s normal expiration date.

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2012 Plan at any time, although stockholder approval must be obtained for any amendment to the 2012 Plan that would increase the number of shares of our common stock available under the 2012 Plan, increase the award limits under the 2012 Plan, permit awards of options or SARs at a price less than fair market value, permit repricing of options or SARs, or cause Section 162(m) of the Code to become unavailable with respect to the 2012 Plan. Stockholder approval is also required for any action that requires stockholder approval under the rules and regulations of the SEC, The NASDAQ Stock Market or any other securities exchange that are applicable to us.

Change of Control

If a participant’s services are terminated within one year following a change of control, then all of the participant’s options and SARs become immediately fully vested and exercisable and remain so for up to one year after the date of termination but in no event after the expiration date of the award. In addition, the Compensation Committee may grant options that become fully vested and immediately exercisable automatically upon a change of control, whether or not the participant is subsequently terminated. Further, upon a change of control all restrictions on shares of restricted stock granted to a participant immediately lapse, and a participant who has been granted a performance award will earn no less than the portion of the performance award that he would have earned if the applicable performance cycle had terminated on the date of the change of control.

Clawback or Recoupment of Awards

All awards under the 2012 Plan will be subject to forfeiture and/or penalty conditions determined by the Compensation Committee and set forth in the award agreement, including recovery under any law, government regulation or stock exchange listing requirement.

Blackout Periods

Notwithstanding contrary provisions in the 2012 Plan or any award agreement, Nexstar has the authority to establish any “blackout” period that it deems necessary or advisable with respect to any and all awards.

Prohibition on Repricing Awards

Without the approval of our stockholders, the Compensation Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2012 Plan.

Transferability of Awards

Unless otherwise provided by the Compensation Committee, any award other than stock awards under the 2012 Plan and any right under any award may only be transferred by will or by the laws of descent and distribution or by transfer of an award back to Nexstar, including the transfer of an award (but not any stock option) to Nexstar in connection with a deferral election under any of our deferred compensation plans. Incentive stock options may only be transferred by will or by the laws of descent and distribution. No award other than stock awards or right under any award may be pledged, alienated, attached or otherwise encumbered and any purported pledge, alienation, attachment or encumbrance will be void and unenforceable against us.

Certain United States Federal Income Tax Consequences under the 2012 Plan

The following is a brief description of certain federal income tax consequences to the Company and recipients of awards under the 2012 Plan. This description is based on the Internal Revenue Code, the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date of this Information Statement, and all of which are subject to change, possibly on a retroactive basis.

Incentive Stock Options. With respect to incentive stock options, generally the option holder is not taxed and the Company is not entitled to a deduction on either the grant or the exercise of an incentive stock option, so long as the requirements of Section 422 of the Internal Revenue Code continue to be met. If the option holder meets the employment requirements and does not dispose of the shares of common stock acquired upon exercise of an incentive stock option until at least (1) one year after transfer of the shares pursuant to the exercise of the option and (2) two years after the date the option was granted, gain or loss realized on sale of the shares will be treated as long term capital gain or loss. However, the excess of the fair market value of the shares of stock as of the date of exercise over the exercise price is a tax preference item for the purposes of determining the option holder’s alternative minimum tax. If the shares are disposed of before those periods expire, (a disqualifying disposition), the option holder will be required to recognize ordinary income in an amount equal to the lesser of (1) the excess, if any, of the fair market value of the common stock on the date of exercise over the exercise price or (2) if the disposition is a taxable sale or exchange, the amount of gain realized on the disposition. The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after exercise unless there has been a disqualifying disposition of the shares. Upon a disqualifying disposition, the Company will generally be entitled, at the same time, to a deduction in an amount equal to the amount of ordinary income recognized by the employee.

Non-Qualified Stock Options. The grant of non-qualified stock options under the 2012 Plan will not result in the recognition of any taxable income by the participants. A participant will recognize compensation income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value of the acquired shares of common stock on the date the shares were acquired, and (ii) the exercise price (equal to the fair market value of the Company’s stock on the date of grant) of the option. The tax basis of these shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option; the holding period of these shares begins on the day following the date of exercise. The compensation income recognized on exercise of the option by an employee is subject to withholding of federal and state income tax and employment tax. Generally, the Company will be entitled to a deduction in the amount reportable as compensation income by the participant on the exercise of a non-qualified stock option.

Stock Appreciation Rights. The holder of a stock appreciation right is entitled to receive cash or shares of the Company’s stock in an amount equal to the excess of the fair market value of the Company’s stock on the date of exercise over the strike price (equal to the fair market value of the Company’s stock on the date of grant) of the stock appreciation right. The recipient will recognize compensation income in an amount equal to the cash or the fair market value of the shares received on the date of exercise. The basis of any shares received will be equal to the fair market value of the shares on the date of exercise, and the holding period of the shares will begin on the day after the date of exercise. The compensation income recognized on exercise of a stock appreciation right by an employee is subject to federal and state income and employment tax withholding. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the compensation income recognized by the holder.

Restricted Stock and Restricted Stock Unit Grants. Restricted stock granted under the 2012 Plan generally will not be taxed to the recipient, or deductible by the Company, at the time of grant, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”). If the recipient does not make a Section 83(b) Election, then on the date the restrictions lapse and the shares become transferable or not subject to a substantial risk of forfeiture, the recipient recognizes ordinary income equal to the excess of the fair market value of the shares on that date over the purchase price paid for the stock, if any. If the recipient does make a Section 83(b) Election, then the recipient recognizes ordinary income equal to the excess of the fair market value of the shares on the date of the grant over the purchase price of the stock, if any. The recipient’s tax basis for the shares includes the amount paid for the shares and the ordinary income recognized. Generally, the Company will be entitled to a deduction in an amount equal to the compensation income recognized by the recipient (i) in the case where the recipient does not make a Section 83(b) Election, at the time that the shares are no longer subject to a substantial risk of forfeiture or (ii) in the case where the recipient makes a Section 83(b) Election, on the date of grant. The compensation income recognized on the vesting of restricted stock by an employee is subject to federal and state income and employment tax withholding.

Performance Awards. A holder of performance awards is entitled to receive cash or shares of common stock of the Company, contingent on the attainment of specified performance objectives. The holder generally will recognize compensation income in an amount equal to the cash or the fair market value of the shares of common stock of the Company on the date that the holder of the performance award becomes entitled to payment of the cash or shares of common stock of the Company. The compensation income recognized by an employee on the date that the holder of the performance unit becomes entitled to payment of the cash or shares is subject to federal and state income and employment tax withholding. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the compensation income recognized by the holder.

Limits on Deductibility and Additions to Tax. Section 280G. Awards made under the 2012 Plan may provide for accelerated vesting and/or accelerated payment in the event of a change of control of the Company. If there is a change of control, amounts provided under the 2012 Plan may be characterized as “parachute payments” under Section 280G of the Internal Revenue Code. An employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Internal Revenue Code Section 4999 and the Company will be denied a deduction with respect to such excess parachute payment pursuant to Internal Revenue Code Section 280G. An employee generally is deemed to have received a “parachute payment” if such employee receives compensation that (1) is contingent upon a change in the ownership or control of the Company and (2) exceeds, in the aggregate, an amount equal to three times the employee’s “base amount”. The “base amount” generally is the average of the annual compensation of such employee for the five years preceding the change in ownership or control. An “excess parachute payment” with respect to any employee is the excess of the total parachute payments to such person over such person’s base amount.

Section 162(m). In addition, compensation in excess of $1 million (including amounts treated as compensation as described above) paid to the Company’s chief executive officer (or person acting in that capacity) and the Company’s four other most highly paid individuals will not be deductible unless the compensation is payable on the achievement of certain performance objectives or meets certain other exceptions under Section 162(m) of the Internal Revenue Code.

Section 409A of the Internal Revenue Code. The Compensation Committee will administer and interpret the 2012 Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2012 Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2012 Plan.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified option, an incentive stock option (for purposes of the AMT only), a SAR or a restricted stock unit, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Code if the recipient has had a non-exempt acquisition of shares of our stock within the six months prior to the exercise, payout or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period unless a special election is made by the recipient pursuant to Section 83(b) of the Code (as described above under restricted stock) to recognize income as of the date the shares are received.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2012 Plan that were subject to stockholder approval. In addition, the Compensation Committee in its sole discretion will determine the number and types of awards that will be granted under the 2012 Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2012 Plan were to become effective. The closing price of a share of our Class A common stock, as reported on The NASDAQ Global Market on September 27, 2012, was $10.82.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2011 about the Company’s Class A common stock that may be issued under all of its equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance excluding securities reflected in column (a)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,771,000	(1)	$4.05	628,000	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	3,771,000		$4.05	628,000

(1)	Represents the total number of shares issuable upon the exercise of outstanding stock options under the 2003 Plan and the 2006 Plan.
(2)	Represents 171,000 and 457,000 shares available for future grant under the 2003 Plan and the 2006 Plan, respectively. Upon effectiveness of the 2012 Plan, no new awards will be granted under the 2003 Plan or the 2006 Plan, and up to 1,500,000 shares of the Company’s Class A common stock will initially be made available for award grants under the 2012 Plan. In addition, upon effectiveness of the 2012 Plan, any shares of the Company’s common stock subject to outstanding awards under the 2003 Plan and the 2006 Plan that expire, are cancelled, or otherwise terminate at any time after September 25, 2012 will also be available for award grant purposes under the 2012 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our directors or executive officers served, and we anticipate that no member of our Board of Directors or executive officers will serve, as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors.

COMPENSATION OF DIRECTORS

Overview of Compensation and Procedures

Nexstar employees do not receive compensation for services as directors, and ABRY nominees, our largest stockholder, have historically agreed that they would not receive compensation for their service on the Board of Directors, including for 2011. Accordingly, Messrs. Sook, Brooks, Grossman, Stone, Yosef-Or and Yudkoff serve on the Board of Directors without additional compensation. Messrs. Donovan, Armstrong and Pompadur each received an annual retainer of $15,000 and Ms. McNabb received an annual retainer of $25,000 for 2011. In addition to the retainer, Messrs. Donovan, Armstrong and Pompadur and Ms. McNabb each received $1,500 for each in-person meeting that they attended and $750 for each telephonic meeting that they attended of the Board of Directors or committee thereof of which they are a member. In addition, members of the Board of Directors are reimbursed for expenses they incur in attending meetings.

Directors hold office until the next meeting of the stockholders of Nexstar for the election of directors and until their successors are elected and qualified. There are no family relationships among directors or executive officers of Nexstar.

2011 Director Compensation Table

The following table sets forth information concerning compensation to each of our directors (excluding the Chief Executive Officer who is also a director disclosed in the Summary Compensation Table) during the year ended December 31, 2011:

Name	Fees Earned or Paid	Option Awards(1)	Total
Geoff Armstrong	$24,000	$—	$24,000
Michael Donovan	19,500	—	19,500
I. Martin Pompadur	23,250	—	23,250
Lisbeth McNabb	36,250	—	36,250

(1)	There were no stock options granted to directors during 2011. The aggregate option awards outstanding for each director as of December 31, 2011 were as follows (in shares):

Name	Vested	Unvested
Geoff Armstrong	50,000	5,000
Michael Donovan	50,000	5,000
I. Martin Pompadur	50,000	5,000
Lisbeth McNabb	20,000	5,000

Stock options vest at a rate of twenty percent each year until the award is fully vested on the fifth anniversary of the grant date and expire ten years from the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our shares of Class A common stock and Class B common stock as of September 25, 2012 by (i) those persons known to us to be the beneficial owners of more than five percent of our outstanding shares of common stock, (ii) each of our directors, (iii) our named executive officers and (iv) all of our directors and executive officers as a group. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of November 24, 2012 (60 days after September 25, 2012) through the exercise of any stock option or other right. This information has been furnished by the persons named in the table below or in filings made with the Securities and Exchange Commission. Where the number of shares set forth below includes shares beneficially owned by spouses and minor children, the named persons disclaim any beneficial interest in the shares so included. Unless otherwise indicated, a person’s address is c/o Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Blvd., Suite 1400, Irving, TX 75039.

	Class A Common Stock			Class B Common Stock		Percent of Total
Name of Beneficial Owner	Direct Ownership	Vested Options	Percent	Direct Ownership	Percent	Economic Interest	Voting Power
Beneficial Owners of More Than 5%:
ABRY(1)	3,490,883	—	18.7%	13,024,501	97.1%	51.5%	87.5%
FMR Corp.(2)	1,950,200	—	10.5%	—	—	6.1%	1.3%
Central Square Management LLC(3)	838,649	—	4.5%	—	—	2.6%	0.5%
Current Directors:
Royce Yudkoff(4)(5)	3,490,883	—	18.7%	13,024,501	97.1%	51.5%	87.5%
Perry A. Sook(6)	388,869	1,590,000	10.6%	387,087	2.9%	7.4%	3.8%
Erik Brooks(5)	27,992	—	0.1%	—	—	0.1%	0.0%
Jay M. Grossman(5)	100,000	—	0.5%	—	—	0.3%	0.1%
Brent Stone(5)	—	—	—	—	—	—	—
Tomer Yosef-Or(5)	—	—	—	—	—	—	—
Geoff Armstrong	—	51,000	0.3%	—	—	0.2%	0.0%
Michael Donovan	6,700	51,000	0.3%	—	—	0.2%	0.0%
I. Martin Pompadur	3,730	51,000	0.3%	—	—	0.2%	0.0%
Lisbeth McNabb	—	21,000	0.1%	—	—	0.1%	0.0%
Current Named Executive Officers:
Thomas E. Carter	4,947	100,000	0.6%	—	—	0.3%	0.1%
Timothy C. Busch	25,214	195,000	1.2%	—	—	0.7%	0.1%
Brian Jones	10,500	178,000	1.0%	—	—	0.6%	0.1%
Richard Rogala	—	12,000	0.1%	—	—	0.0%	0.0%
All current directors and executive officers as a group (20 persons)	4,122,817	2,444,000	35.2%	13,411,588	100.0%	62.3%	92.1%

(1)

Represents 7,147,964 shares of Class B Common Stock owned by ABRY Broadcast Partners II, L.P.; and 3,490,883 shares of Class A Common Stock and 5,876,537 shares of Class B Common Stock owned by ABRY Broadcast Partners III, L.P., which are affiliates of ABRY Broadcast Partners, LLC. The address of ABRY is 111 Huntington Avenue, 30th Floor, Boston, MA 02199.

(2)	The number of shares is derived from the Schedule 13G filed with the SEC on February 17, 2009. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.
(3)	The number of shares is derived from the Schedule 13G/A filed with the SEC on February 14, 2012. Central Square Management’s address is 27475 Ferry Road, Warrenville, IL 60555.
(4)	Mr. Yudkoff is the sole trustee of ABRY Holdings III, Co., which is the sole member of ABRY Holdings III, LLC, which is the sole general partner of ABRY Equity Investors, L.P., the sole general partner of ABRY Broadcast Partners III, L.P. Mr. Yudkoff is also the trustee of ABRY Holdings Co., which is the sole member of ABRY Holdings, LLC, which is the sole general partner of ABRY Capital, L.P., which is the sole general partner of ABRY Broadcast Partners II, L.P.
(5)	The address of Mr. Yudkoff, Mr. Brooks, Mr. Grossman, Mr. Stone and Mr. Yosef-Or is the address of ABRY.
(6)	Represents shares owned by PS Sook Ltd., of which Mr. Sook and his spouse are the beneficial owners.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors establishes compensation policies for the Directors and executive officers of Nexstar Broadcasting Group, Inc. (the “Company”), approves employment agreements with executive officers of the Company, administers the Company’s stock option plans and approves grants under the stock option plans and makes recommendations regarding any other incentive compensation or equity-based plans.

In performing its oversight responsibilities of the design and functioning of the Company’s executive and director compensation program, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2011 with the management of the Company. Based upon this review and discussion, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Information Statement.

Respectfully submitted,

Jay M. Grossman, Chair
Royce Yudkoff
Geoff Armstrong

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this Compensation Discussion and Analysis, we provide a detailed discussion and analysis of our compensation program and policies and the critical factors that are considered in making compensation decisions.

Throughout this Information Statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the year ended December 31, 2011, along with the other three most highly-compensated executive officers, are collectively referred to as the “Named Executive Officers.”

Stockholder Say on Pay Considerations

In 2011, we provided stockholders with an advisory vote on executive compensation (Say on Pay vote) with respect to 2010 compensation. Our executive compensation program was approved by over 99% of the votes. These results demonstrate strong stockholder support for our executive compensation program.

We evaluate our executive compensation program at least annually, and this year, we have taken into account the outcome of our 2011 Say on Pay vote when considering our 2011 executive compensation program. Based on our evaluation, we have not made any significant changes to our executive compensation program. Our Board of Directors and the Compensation Committee will continue to consider the results of the biennial Say on Pay votes in their future compensation policies and decisions.

Overview and Role of Compensation Committee

The Compensation Committee of the Board of Directors establishes compensation policies for the directors and executive officers of Nexstar, including the Named Executive Officers. The Compensation Committee approves the employment agreements with the executive officers of Nexstar, administers Nexstar’s stock option plans, approves grants under such plans and makes recommendations regarding other incentive compensation or equity-based plans provided to the Named Executive Officers and other executive officers.

Compensation Philosophy and Objectives

The Company’s executive compensation program has been developed to incorporate a compensation philosophy consistent with the following primary objectives:

•

Attract and retain talented and highly qualified executives in the competitive television broadcasting industry by providing a total compensation package that includes a combination of elements which are at or above competitive opportunities;

•	Tie executive compensation, both annual and long-term elements, to the Company’s overall performance and specific attainment of long-term strategic goals;

•	Provide executives with long-term incentive for future performance that aligns with stockholder interests and maximizes stockholders value over the long-term; and

•	Set executive compensation at responsible levels to promote fairness and equity among all employees within our organization.

Defining the Market—Benchmarking

We have not engaged a compensation consultant to review our policies and procedures concerning executive compensation. Our Chief Executive Officer conducts an annual benchmark review of the aggregate level of our executive compensation, as well as the mix of elements within our executive compensation program. This benchmarking review encompasses analyzing proxy information of approximately 12 multi-media companies that have a broadcast component (“peer group”), as disclosed in their most recent proxy information filing with the Securities and Exchange Commission. The peer group is primarily comprised of the companies in the table below:

Belo Corp	Gray	News Corp
CBS Corp	Journal Communications	Scripps
Fisher	LIN TV	Sinclair
Gannett	Meredith	Washington Post

This review provides a foundation for ensuring that our executive compensation levels remain competitive in relation to this peer group and is generally refreshed prior to the hiring or replacement of an executive officer or when an existing officer’s employment contract is renewed. One of the primary objectives of the Company’s executive compensation program is to provide compensation near the median market pay level based on our benchmarking review of peer group companies, when warranted by Company results and individual contribution. We believe that such benchmarking is useful because we recognize that our compensation practices must be competitive in the television broadcasting industry. By targeting Named Executive Officer compensation to the compensation practices of the Company’s peer group, the Company enhances its ability to attract and retain talented and highly qualified executives, which is fundamental to the Company’s growth and delivery of value to its stockholders. In addition, peer group information is one of the many factors we consider in assessing the reasonableness of compensation of our Named Executive Officers.

Elements of Compensation

The principal elements of the Company’s executive compensation consist of the following:

•	Base salary;

•	Annual cash bonuses;

•	Stock options;

•	Other stock-based compensation;

•	Perquisites and other compensation;

•	Health benefits; and

•	Severance benefits and change in control provisions

Base Salary

The annual base salary of the Company’s Named Executive Officers is established by individual employment agreements (see “Employment Agreements” in this Information Statement). The purpose of the base salary is to provide each Named Executive Officer with a set amount of cash compensation that is not variable in nature and that is generally competitive with market practices. The base salary is established based on the scope of the executive’s responsibilities, taking into account competitive market compensation paid by peer group companies for similar positions. Generally, we target the executives’ base salaries near the median market pay level of our benchmarking review of peer group companies. Under each employment agreement, base salaries are increased on an annual basis. Annual salary increases for the Named Executive Officers are generally consistent, on a percentage basis, with those received by non-executive employees. See the “Employment Agreements” section of this Information Statement for a discussion of the employment agreements of Named Executive Officers.

Annual Cash Bonuses

Under the terms of their employment agreements, each Named Executive Officer is eligible to earn a targeted annual cash bonus up to an amount equal to a specified percentage of such executive’s salary. Each Named Executive Officer’s annual cash bonus is targeted to be approximately 50% of their annual base salary. The overall performance of the Company determines what percentage, if any, of the target bonus will be paid out, with net revenues and EBITDA as the primary performance measures. If the Company attains the annually budgeted amounts for net revenue and EBITDA, then it is likely that 100% of the targeted bonus will be paid. However, the Chief Executive Officer, with the approval of the Compensation Committee, may increase the annual bonus paid to our other Named Executive Officers, and the Compensation Committee may increase the annual bonus paid to our Chief Executive Officer. Likewise, if the Company does not achieve its performance benchmarks, then an amount less than the full bonus may be paid. However, the Company does not utilize defined formulas to determine what percentage of the target bonuses will be paid to its executive officers, including its Named Executive Officers. Ultimately, the payment of cash bonuses is made on a discretionary basis and is determined based on an evaluation of each executive’s individual contribution to the overall performance of the Company.

Historically, when determining the amount of bonus and incentive compensation to be paid to executive officers, the Compensation Committee reviews and considers the following information:

•	Evaluations of each of the Named Executive Officers, as well as feedback from the full Board of Directors, regarding each Named Executive Officer’s performance;

•

The Chief Executive Officer’s review and evaluation of each of the other Named Executive Officers, addressing individual performance and the results of operations of the business areas and departments for which such executive had responsibility, which the Compensation Committee discusses with the Chief Executive Officer;

•	The financial performance of the Company, including its stock price and revenue growth; and

•	Total proposed compensation, as well as each element of proposed compensation, taking into account the recommendations of the Chief Executive Officer.

For 2011, performance bonuses were paid to four of the Named Executive Officers at amounts representing the full target percentage for the Named Executive Officer, plus additional amounts. The Compensation Committee elected these amounts of bonuses for 2011 due to the performance of the Company, above its performance targets, as well as the individual performance of these executives.

The Company’s performance in 2011 substantially exceeded expectations. Net revenue for 2011 of $306.5 million exceeded our budget of $295.7 million and, excluding political revenue, was a $22.5 million increase over 2010. The Company achieved record odd year fourth quarter net revenue with 4.6% and 11.6% increases in non-political, local and national spot revenues, respectively. The Company also realized an increase in retransmission fee revenues of 25% over 2010 due to successful negotiation of expiring contracts.

Operationally, the Company achieved significant milestones while maintaining discipline in cost management and simultaneously developing new local marketing solutions for our customers. Management utilizes a measure in evaluation of operations, Adjusted EBITDA, which is calculated as income from operations, plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees, non-cash impairment charges, (gain) loss on asset exchange and (gain) loss on asset disposal, net, minus broadcast rights payments. Our budgeted Adjusted EBITDA for 2011 of $96.7 million, compared with actual Adjusted EBITDA of $96.2 million, was substantially met as the Company continued to invest for long-term growth.

The Company also successfully completed three station acquisitions, which introduced the Company’s penetration into two additional states and created a virtual duopoly in one market, and purchased a software development company to increase the Company’s digital offerings.

The above factors were considered in determining the levels of performance bonuses paid to each of the named executive officers, along with each executive’s individual performance and contribution to achievement of the goals of the Company. Mr. Sook negotiated all of the significant retransmission agreements, resulting in a $7.5 million increase in related revenues in 2011 and is expected to have a meaningful impact on retransmission revenues in future periods. As a result, the Compensation Committee awarded him an incremental cash bonus. The station acquisitions during 2011 all came under the management of Mr. Busch, thus he was granted an incremental cash bonus.

Stock Options and Other Stock-Based Compensation

The Company believes that grants of stock options are the most appropriate form of long-term compensation since they provide incentives to promote the long-term success of the Company in line with stockholders’ interests. The Company’s stock option plans are intended to motivate and reward the executive officers and to retain their continued services while providing long-term incentive opportunities including the participation in the long-term appreciation of our common stock value.

The Compensation Committee awards stock options to the four non-CEO Named Executive Officers based on the recommendation of the Chief Executive Officer, who evaluates their performance in meeting the goals established at the beginning of each year. The Compensation Committee awards stock options to the Chief Executive Officer primarily based on the overall performance of the Company. As with cash bonuses, there is no defined formula for how many options will be awarded to a Named Executive Officer. In 2011, the Company elected to pay cash bonuses in lieu of stock option awards in order to maintain a stable stockholder base during the Company’s strategic alternative search.

The Company currently maintains two equity compensation plans (collectively, the “Equity Plans”), which provide for the granting of stock options, stock appreciation rights, restricted stock and performance awards. Awards made under the Company’s Equity Plans have consisted almost exclusively of the granting of non-qualified stock options. With certain limited exceptions, stock option awards vest 20% per year over a five-year period, dependent on continued employment. The exercise price of stock options may not be less than the market price of the Company’s Class A common stock on the date of grant. Stock option awards must be exercised within ten years of the date of grant of the option, subject to earlier expiration upon termination of the individual’s employment. The provisions of the Equity Plans limit the number of options that may be granted to any one individual in a calendar year to 10% of the total number of options authorized under each plan.

Perquisites and Other Compensation

All other compensation for the Named Executive Officers includes automobile allowances paid by the Company, the value of the personal use of an automobile and group life insurance paid by the Company. In 2011 and 2010, the Company made 401(k) matching contributions.

Health Benefits

All full-time employees, including our Named Executive Officers, may participate in our health benefit program, including medical, dental and vision care coverage, disability insurance and life insurance.

Severance Benefits and Change in Control Provisions

All of our Named Executive Officers have entered into employment agreements with us. These employment agreements, among other things, provide for severance compensation to be paid to the executives if they are terminated upon a change of control of the Company, or for reasons other than cause or if they resign for good reason, as defined in the agreement (see “Payments Upon a Termination Change in Control”).

Compensation Risk Considerations

The Compensation Committee has assessed the level of risk associated with the Company’s executive incentive programs to ensure that the design of these programs does not encourage executives to subject the Company to unacceptable levels of business risk. It is the Committee’s opinion that the current incentives offered to executives are balanced in such a way so as not to create a conflict between executive and stockholder interests. Annual cash bonuses are based primarily on current year net revenues and EBITDA, which are short-term measures. These short-term incentives are balanced out by the long-term incentives offered to executives in the form of stock options. The options generally vest over a five year period and encourage executives not to take risks that would jeopardize the future growth and profitability of the Company.

Determination of 2011, 2010 and 2009 Compensation

The Compensation Committee reviewed compensation levels for the Named Executive Officers for 2009 through 2011 and considered various factors, including the executive’s job performance, the compensation level of competitive jobs and the financial performance of the Company. For the executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee approves the primary components of compensation for each Named Executive Officer, including any annual cash bonus and grant of stock options.

Employment Agreements

The Company currently has an employment agreement in place with each of its Named Executive Officers. The following is summarized information related to the base salary, annual cash bonus and severance compensation and termination provisions contained in the employment agreement of each Named Executive Officer.

Perry A. Sook

Mr. Sook is employed as President and Chief Executive Officer under an employment agreement with us. The term of the agreement expires on December 31, 2012 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, effective as of November 13, 2008, Mr. Sook’s base salary was $900,000 in 2009, $950,000 in 2010, $1,000,000 in 2011 and is $1,000,000 in 2012. In addition to his base salary, Mr. Sook was eligible to earn a targeted annual bonus of $450,000 for 2009, $475,000 for 2010, $500,000 in 2011 and is eligible to earn a targeted annual bonus of $500,000 for 2012 and thereafter, upon achievement of goals established by our Board of Directors. In the event of termination for reasons other than cause, or if Mr. Sook resigns for good reason, as defined in the agreement, he is eligible to receive his base salary and target bonus for a period of two years and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for one year with premiums paid by Nexstar.

Mr. Sook received a $350,000 signing bonus on November 13, 2008, upon the renewal of his contract. The bonus was paid in 2008, but was earned over the three year period beginning January 1, 2009.

On September 11, 2012, Mr. Sook’s employment agreement was amended to extend the term of his employment with us until December 31, 2016, with automatic renewal provided for successive one-year periods, subject to earlier termination under specified circumstances. The amendment increased Mr. Sook’s base salary to $1,200,000 in 2013, $1,300,000 in 2014, $1,400,000 in 2015 and $1,500,000 thereafter. In addition, Mr. Sook will be eligible to receive an annual bonus in the amounts and on the dates set forth below based upon, among other things, whether we achieve the economic targets established by the Compensation Committee for such fiscal year and any other goals established for him by the Compensation Committee.

Period	Bonus
From January 1, 2013 through December 31, 2013	$1,200,000
From January 1, 2014 through December 31, 2014	$1,300,000
From January 1, 2015 through December 31, 2015	$1,400,000
After December 31, 2015	$1,500,000

In addition to the foregoing, as of September 11, 2012, Mr. Sook was granted options to purchase 1,000,000 shares of the Company’s Class A common stock at the market closing price of $9.60 per share. Of these options, 400,000 were granted under the new 2012 Plan.

Thomas E. Carter

Mr. Carter is employed as Chief Financial Officer and Executive Vice President under an employment agreement with us. The term of the agreement expires on August 2, 2014 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Carter’s base salary was $390,000 from August 3, 2009 through August 2, 2010, $400,000 from August 3, 2010 through August 2, 2011, $410,000 from August 3, 2011 through August 2 2012, $420,000 from August 3, 2012 through August 2, 2013 and $430,000 after August 3, 2013. In addition to his base salary, Mr. Carter was eligible to earn a targeted annual bonus of $195,000 for 2009, $200,000 for 2010, $205,000 for 2011 and is eligible to earn a targeted annual bonus of $210,000 for 2012 and $215,000 for 2013 and thereafter, at the discretion of our Chief Executive Officer and the Compensation Committee of the Board of Directors of the Company, based on Mr. Carter’s achievement of goals established by our Chief Executive Officer and the Compensation Committee. In the event of termination for reasons other than cause, or if Mr. Carter resigns for good reason, as defined in the agreement, Mr. Carter is eligible to receive his base salary and paid COBRA premiums for a period of one year.

Timothy C. Busch

Mr. Busch is employed as Executive Vice President and Co-Chief Operating Officer under an employment agreement with us. The term of the agreement expires on May 31, 2013 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Busch’s base salary was $340,000 from June 1, 2008 through May 31, 2009, $350,000 from June 1, 2009 through May 31, 2010, $360,000 from June 1, 2010 through May 31, 2011, $370,000 from June 1, 2011 through May 31, 2012 and $380,000 thereafter. In addition to his base salary, Mr. Busch was eligible to earn a targeted annual bonus of $175,000 for 2009, $180,000 for 2010 and $185,000 for 2011, and is eligible to earn $190,000 for 2012 and thereafter, at the discretion of our Chief Executive Officer, based on Mr. Busch’s attainment of goals set by our Chief Executive Officer. In the event of termination upon change of control or for reasons other than cause, or if Mr. Busch resigns for good reason, as defined in the agreement, Mr. Busch is eligible to receive his base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Brian Jones

Mr. Jones is employed as Executive Vice President and Co-Chief Operating Officer under an employment agreement with us. The term of the agreement expires on May 31, 2013 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Jones’ base salary was $340,000 from June 1, 2008 through May 31, 2009, $350,000 from June 1, 2009 through May 31, 2010, $360,000 from June 1, 2010 through May 31, 2011, $370,000 from June 1, 2011 through May 31, 2012 and $380,000 thereafter. In addition to his base salary, Mr. Jones was eligible to earn a targeted annual bonus of $175,000 for 2009, $180,000 for 2010 and was eligible to earn a targeted annual bonus of $185,000 for 2011, $190,000 for 2012 and thereafter, at the discretion of our Chief Executive Officer, based on Mr. Jones’ attainment of goals set by our Chief Executive Officer. In the event of termination upon a change of control or for reasons other than cause, or if Mr. Jones resigns for good reason, as defined in the agreement, Mr. Jones is eligible to receive his base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Richard Rogala

Mr. Rogala is employed as Senior Vice President of Sales under an amended employment agreement with us. The term of the agreement expires on December 31, 2014 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Rogala’s base salary was $325,000 from July 6, 2009 through July 5, 2010, $340,000 from July 6, 2010 through July 5, 2011 and $177,500 for the six months ending December 31, 2011. Effective with the amendment January 1, 2012, the calendar year base salary is $250,000 for 2012, $255,000 for 2013 and $260,000 for 2014. In addition to his base salary, Mr. Rogala was eligible to earn a targeted annual bonus of $81,250 for 2009, $170,000 for 2010, and a targeted annual bonus of $177,500 for 2011. Mr. Rogala is eligible to earn a targeted bonus of $150,000 for 2012, $162,500 for 2013 and $175,000 for 2014 and thereafter, at the discretion of our Chief Executive Officer, based on Mr. Rogala’s attainment of goals set by our Chief Executive Officer. In the event of termination upon a change of control or for reasons other than cause, or if Mr. Rogala resigns for good reason, as defined in the agreement, Mr. Rogala is eligible to receive his base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Compensation of Named Executive Officers

The following table sets forth information that summarizes compensation for the years ended December 31, 2011, 2010, and 2009 for our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Perry A. Sook	2011	$993,103	$1,316,667	$—	$12,972	$2,322,742
President, Chief Executive	2010	948,269	1,116,667	—	11,746	2,076,682
Officer and Director	2009	895,385	116,667	146,250	1,693	1,159,995

Thomas E. Carter	2011	403,769	250,000	—	11,154	664,923
Chief Financial Officer and	2010	393,846	350,000	296,700	9,125	1,049,671
Executive Vice President	2009	150,000	—	72,300	2,581	224,881

Timothy C. Busch	2011	365,054	250,000	—	4,837	619,891
Executive Vice President,	2010	355,538	350,000	477,300	5,312	1,188,150
Co-Chief Operating Officer	2009	345,577	—	29,250	456	375,283

Brian Jones	2011	365,981	200,000	—	10,677	576,658
Executive Vice President,	2010	355,538	350,000	—	9,574	715,112
Co-Chief Operating Officer	2009	345,582	—	20,475	5,769	371,826

Richard Rogala	2011	346,808	150,000	—	3,022	499,830
Senior Vice President,	2010	331,865	160,000	—	1,092	492,957
Regional Manager	2009	150,000	—	10,720	30,060	190,780

(1)	Represents the grant date fair value of the awards computed in accordance with FASB Topic 718. See the Notes to the Company’s Consolidated Financial Statements in our 2011 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation of these awards. See the section entitled “Other Information” in this Information Statement.
(2)	All Other Compensation consists of the following items:

Name	Year	Automobile Allowance (a) ($)	Life Insurance Premiums (b) ($)	Moving Allowance ($)	Company Contributions to 401(k) Plans ($)	Total ($)
Perry A. Sook	2011	$7,365	$1,242	$—	$4,365	12,972
	2010	7,365	1,262	—	3,119	11,746
	2009	451	1,242	—	—	1,693
Thomas E. Carter	2011	6,000	552	—	4,602	11,154
	2010	6,000	326	—	2,799	9,125
	2009	2,538	43	—	—	2,581
Timothy C. Busch	2011	752	360	—	3,725	4,837
	2010	752	2,660	—	1,900	5,312
	2009	96	360	—	—	456
Brian Jones	2011	6,000	552	—	4,125	10,677
	2010	6,000	647	—	2,927	9,574
	2009	5,769	—	—	—	5,769
Richard Rogala	2011	747	276	—	1,999	3,022
	2010	982	110	—	—	1,092
	2009	—	60	30,000	—	30,060

(a)	Represents either the automobile allowance paid to the individual or the value of their personal use of a Company-owned automobile.
(b)	Represents personal group life insurance premiums paid by the Company.

2011 Grants of Plan-Based Awards

There were no grants of plan-based awards to any Named Executive Officers in 2011.

2011 Outstanding Equity Awards at Year-End

The following table sets forth information as of December 31, 2011 concerning outstanding equity awards held by the Named Executive Officers listed in the Summary Compensation Table.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (2)
Perry A. Sook	300,000	—	$4.56	November 28, 2013
	300,000	—	4.56	December 15, 2014
	300,000	—	4.37	December 15, 2015
	300,000	—	4.90	December 19, 2016
	240,000	60,000	4.56	December 20, 2017
	100,000	150,000	0.82	June 12, 2019

Thomas E. Carter	40,000	60,000	1.00	August 3, 2019
	20,000	80,000	3.95	January 21, 2020

Timothy C. Busch	50,000	—	4.56	November 28, 2013
	20,000	—	4.56	December 15, 2014
	25,000	—	4.37	December 15, 2015
	30,000	—	4.90	December 19, 2016
	20,000	5,000	4.56	December 20, 2017
	20,000	30,000	0.82	June 12, 2019
	20,000	80,000	5.85	December 10, 2020

Brian Jones	50,000	—	4.56	November 28, 2013
	20,000	—	4.56	December 15, 2014
	25,000	—	4.37	December 15, 2015
	30,000	—	4.90	December 19, 2016
	32,000	8,000	4.56	December 20, 2017
	14,000	21,000	0.82	June 12, 2019

Richard Rogala	8,000	12,000	0.75	July 6, 2019

(1)	Unless otherwise noted, stock options vest at a rate of twenty percent each year until the award is fully vested on the fifth anniversary of the grant date.
(2)	Stock options expire ten years from the date of grant.

2011 Option Exercises

There were no stock option exercises executed by any Named Executive Officers in 2011.

Potential Payments Upon Termination or Change in Control

Each of our Named Executive Officers has entered into an employment agreement with the Company (see “Employment Agreements” in this Information Statement). Included in each employment agreement are provisions regarding termination of employment, including a change in control of the Company. The circumstances that would result in the payment of severance compensation and other benefits under the employment agreements are identical for each of the Named Executive Officers.

As defined in the employment agreements, there are three different circumstances that would result in the payment of severance compensation, each as defined in the employment agreements, as follows: (1) change in control of the Company; (2) termination by the Company for reasons other than cause; and (3) resignation by the Named Executive Officer with good reason.

In the event of termination for any of the above reasons, as defined in the employment agreements, each Named Executive Officer is eligible to receive his base salary for a period of one year (except for Mr. Sook who would receive two years base salary plus target bonus) and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

The following table sets forth potential payments to our Named Executive Officers under their employment agreements, for various circumstances involving the termination of employment of our Named Executive Officers or change in control of the Company, assuming a December 31, 2011 termination date.

Name	Death or Disability ($)	Change in Control ($)	Involuntary Termination With Cause ($)	Involuntary Termination Without Cause ($)	Voluntary Termination With Good Reason ($)	Voluntary Termination Without Good Reason ($)
Perry A. Sook	—	$3,000,000	—	$3,000,000	$3,000,000	—
Thomas E. Carter	—	414,167	—	414,167	414,167	—
Timothy C. Busch	—	375,833	—	375,833	375,833	—
Brian Jones	—	375,833	—	375,833	375,833	—
Richard Rogala	—	362,500	—	362,500	362,500	—

OTHER INFORMATION

Annual Report on Form 10-K and Additional Information

The Company is subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, the Company files reports, documents and other information with the SEC. These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet website that contains periodic and other reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

Item 6—Selected Financial Data, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A—Quantitative and Qualitative Disclosures About Market Risk and Item 8—Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, including audited financial statements as of that date, and Item 1—Financial Statements, Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 3—Quantitative and Qualitative Disclosures About Market Risk of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, are hereby incorporated by reference into this Information Statement.] The Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q can be accessed through the SEC website or are available from the Company, without charge, by first-class mail or other equally prompt means of delivery within one business day of the Company’s receipt of a written or oral request directed to us at Secretary, Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Blvd., Suite 1400, Irving, Texas 75039.

Other Business

The Board of Directors knows of no other matters other than those described in this Information Statement that have been approved or considered by the holders of a majority of the shares of our common stock.

Stockholders Sharing an Address

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting the Company at: Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Tom Carter, Chief Financial Officer or by calling (972) 373-8800. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

By Order of the Board of Directors,

/s/ Shirley E. Green
Shirley E. Green
Secretary

October 2, 2012

ANNEX A

NEXSTAR BROADCASTING GROUP, INC.

2012 LONG-TERM EQUITY INCENTIVE PLAN

1.	Purpose.

This plan shall be known as the Nexstar Broadcasting Group, Inc. 2012 Long-Term Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Nexstar Broadcasting Group, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, employees and consultants who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the long-term success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive stock options or non-qualified stock options, stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, restricted stock units, performance awards, or any combination of the foregoing may be made under the Plan.

2.	Definitions.

(a) “Board of Directors” and “Board” mean the board of directors of the Company.

(b) “Cause” means the occurrence of one or more of the following events:

(i) the conviction of a felony or a crime involving moral turpitude or the commission of any act involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries or affiliates, in each instance which has caused or is reasonably likely to cause material harm to the Company;

(ii) substantial repeated failure to perform duties properly assigned, as determined by the Company;

(iii) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or affiliates, in each instance which has caused or is reasonably likely to cause material harm to the Company; or

(iv) any other material breach of a material provision of any written agreement with the Company or any of its subsidiaries or affiliates which is not cured within thirty (30) days after written notice thereof.

(c) “Change in Control” means the occurrence of one of the following events:

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company or a Subsidiary with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company (or the entity surviving any merger with the Company) or a direct or indirect parent corporation of the Company (or the entity surviving any merger with the Company)) outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale to an Exempt Person.

Notwithstanding the foregoing, a transaction or series of related transactions shall not constitute a Change in Control hereunder unless it or they also constitute a “change in control” within the meaning of Section 409A of the Code.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board, as further described in Section 3.

(f) “Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g) “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

(h) “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee. Notwithstanding the foregoing, a Participant’s incapacity shall not constitute a Disability hereunder unless it also constitutes a “disability” within the meaning of Section 409A of the Code.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

(j) “Exempt Person” means (i) ABRY Broadcast Partners II, L.P. or ABRY Broadcast Partners III, L.P., (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(k) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sales price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(l) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(m) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(n) “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(o) “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(p) “Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(q) “Outside Director” means a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(r) “Performance-Based Compensation” means any award that is intended to constitute “performance based compensation” within the meaning of Section 162(m) (4) (C) of the Code and the regulations promulgated thereunder.

(s) “Restricted Stock Unit” means an award granted pursuant to Section 8 that is a unit of measurement equivalent to one Share but with none of the attendant rights of a holder of a Share unless and until a Share is ultimately distributed in payment of the obligation (other than the potential right to receive dividend equivalent amounts in accordance with Section 8).

(t) “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(u) “Shares” has the meaning set forth in Section 4.

(v) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.	Administration.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. To the extent necessary for any award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors, each of whom shall be an Outside Director. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4.	Shares Available for the Plan.

Subject to adjustments as provided in Section 15, a maximum number of 1,500,000 shares of Class A Common Stock of the Company (the “Shares”) may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, related SARs are exercised.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of any section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5.	Participation.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ or service as a director or officer of, or in the performance of services for, the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-qualified Stock Options, SARs alone or in tandem with options, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.	Incentive and Non-qualified Options and SARs.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one participant options (whether characterized as Non-qualified Stock Options or Incentive Stock Options) or SARs to purchase a number of shares of Common Stock in excess of 30% of the total number of Shares authorized under the Plan pursuant to Section 4. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

(a) Price. The price per Share deliverable upon the exercise of each option (“exercise price”) shall be established by the Committee, and may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. An option shall not be considered to be exercised until payment of the exercise price and all applicable taxes required to be withheld in connection with such exercise. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, of such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash by the grantee. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash by the grantee. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option (except pursuant to any Reload Option (as defined below) with respect to any such withheld Shares).

(c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but if required by the Code to be an Incentive Stock Option, no Incentive Stock Option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable after the expiration of five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated in the option by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d) Limitations on Grants. If required by the Code to be an Incentive Stock Option, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e) Termination; Forfeiture.

(i) Death or Disability. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, all of the participant’s options and SARs shall not expire or terminate until the expiration date of the options or SARs. Notwithstanding the foregoing, (1) if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code; and (2) if the Disability giving rise to the termination of the employment is in the meaning of Section 22(e)(3) of the Code, or any successor thereto, Incentive Stock Options not exercised by such participant within one year after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as non-qualified Stock Options under the Plan if required to be so treated under the Code.

(ii) Retirement. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options and SARs may become fully vested and exercisable in the discretion of the Committee.

(iii) Discharge for Cause. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 180 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 180-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(f) Change in Control. If there is a Change in Control of the Company and a participant is terminated from being a director, officer or employee of, or from performing other services for, the Company or a subsidiary within one year after such Change in Control, all of the participant’s options and SARs shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination, but in no event after the expiration date of the options or SARs. In addition, the Committee shall have the authority to grant options and SARs that become fully vested and exercisable automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

(g) Grant of Reload Options. The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee, who exercises all or any portion of an option (“Exercised Options”) and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a “Reload Option”) for a number of shares of Common Stock equal to the sum (the “Reload Number”) of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. Unless otherwise determined by the Committee, the terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be determined as of the grant of the Reload Option pursuant to Section 6(a).

7.	Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify. Unless otherwise specified by the Committee, Section 6(e) and Section 6(f) shall apply to SARs. The exercise price of an SAR may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of the grant of the SAR.

No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, any options to which the SARs correspond. Prior to the exercise of the SAR and delivery of any Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

8.	Restricted Stock and Restricted Stock Units.

The Committee may at any time and from time to time grant Shares of restricted stock or Restricted Stock Units under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock or Restricted Stock Units shall specify the applicable restrictions on such award, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

To the extent required by applicable law, the participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

At the discretion of the Committee, each Restricted Stock Unit may be credited with cash and stock dividends paid by the Company in respect of one Share (“dividend equivalents”). Except as otherwise provided in the award agreement evidencing the Restricted Stock Unit grant, (A) dividend equivalents shall be withheld by the Company for the participant’s account, and interest may be credited on the amount of cash dividend equivalents withheld at a rate and subject to such terms as determined by the Committee, and (B) dividend equivalents credited to a participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividend equivalents and earnings, if applicable, to the participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the participant shall have no right to such dividend equivalents. Upon vesting of any outstanding Restricted Stock Units (or such later time specified by the Committee), the Company shall deliver to the participant, or his or her beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit and cash equal to any dividend equivalents credited with respect to each such Restricted Stock Unit in accordance with this Section 8 and the interest thereon or, at the discretion of the Committee, Shares having a Fair Market Value equal to such dividend equivalents and the interest thereon, if any; provided, however, that, the Committee may, in its sole discretion, explicitly provide in the applicable award agreement for payment in cash or part cash and part Shares for vested Restricted Stock Units. If a cash payment is made in respect of a vested Restricted Stock Unit, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Stock Unit vested.

Except as otherwise provided by the Committee, immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on restricted stock and Restricted Stock Units granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock and all Restricted Sock Units granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9.	Performance Awards.

(a) Grant of Performance Awards. Performance awards may be granted to participants at any time and from time to time as determined by the Committee. Subject to the provisions of this Section 9, the Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant and the appropriate period over which performance is to be measured (a “performance cycle”). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance objective, as described below, factor (e.g., return on equity) selected by the Committee.

A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle.

In the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the applicable performance cycle(s) had terminated as of the date of the Change in Control.

(b) Performance objectives.

(i) Establishment. Performance objectives for performance awards may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) net income, (v) return on equity or assets, (vi) sales, or (vii) any combination of the foregoing. Performance objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The performance objectives with respect to a performance cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the performance cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the performance cycle, and in any event while the performance relating to the performance objectives remain substantially uncertain. Each agreement with a participant shall specify the number of performance awards to which it relates, the performance objectives which must be satisfied in order for the awards to vest and the performance cycle within which such performance objectives must be satisfied.

(ii) Effect of Certain Events. At the time of the granting of a performance award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the performance award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the performance objectives (or may adjust the performance objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

(iii) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any performance award that is intended to constitute Performance-Based Compensation made to a participant who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable performance objectives have been satisfied to the extent necessary for such award to qualify as Performance Based Compensation.

(c) Vesting and Forfeiture. Subject to Section 9(b)(iii), a participant shall become vested with respect to the performance awards to the extent that the performance objectives set forth in the agreement are satisfied for the performance cycle.

(d) Payment of Awards. Subject to Section 9(b)(iii), payment to participants in respect of vested performance awards shall be made as soon as practicable after the last day of the performance cycle to which such award relates but in no event after the fifteenth day of the third month following the end of the taxable year of the Company in which the applicable performance objective is obtained. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment.

(e) Non-transferability. Until any restrictions upon the performance awards awarded to a participant shall have lapsed, such awards shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the participant. The Committee may also impose such other restrictions and conditions on the awards, if any, as it deems appropriate.

(f) Lapse of Restrictions. Subject to Section 9(b)(iii), restrictions upon awards awarded hereunder shall lapse and such awards shall become vested at such time or times and on such terms, conditions and satisfaction of performance objectives as the Committee may, in its discretion, determine at the time an award is granted.

(g) Award Limits. Subject to adjustment in accordance with Section 15, no participant shall be granted, during any one (1) calendar year period, performance awards intended to comply with Section 162(m) of the with respect to more than 1,000,000 Shares in the aggregate. If an award is to be settled in cash, the number of Shares on which the award is based shall count toward the individual share limits set forth in this Section 9(g).

10.	Taxes.

(a) Participant Election. Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, or the settlement of Restricted Stock Units, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the Shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 10(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the participant make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a participant, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

11.	Written Agreement; Vesting.

Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with a Change in Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

12.	Transferability.

Unless the Committee determines otherwise, no option, SAR, performance award, restricted stock or Restricted Stock Unit granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or, with respect to such grants other than grants of Incentive Stock Options, to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option or SAR may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option or SAR by gift or qualified domestic relations order; by his or her executor or administrator the executor or administrator of the estate of any of the foregoing or any person to whom the option is transferred by will or the laws of descent and distribution; or by his or her guardian or legal representative or the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any option, SAR, performance award, restricted stock, Restricted Stock Unit granted under the Plan and transferred as permitted by this Section 12, and any transferee of any such option, SAR, performance award, restricted stock, or Restricted Stock Unit shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

13.	Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award, restricted stock or Restricted Stock Unit grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award or Restricted Stock Unit may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

14.	Transfer of Employee.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15.	Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, extraordinary cash dividend, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of options, SARs, Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding options, SARs, performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options or SARs under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options or SARs had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option or SAR holders pursuant to such transaction if their options or SARs had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

16.	Amendment and Termination of the Plan.

The Board or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of any exchange on which the Common Stock is then listed.

17.	Amendment or Substitution of Awards under the Plan.

The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Sections 13 and 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent, and provided further that the Committee shall not reduce the exercise price of any options or SARs awarded under the Plan without approval of the stockholders of the Company. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan.

18.	Commencement Date; Termination Date.

The date of commencement of the Plan shall be the later of date it is approved by (i) the Board, or (ii) the Company’s shareholders. The Plan will also be subject to reapproval by the shareholders of the Company when and as required by the Code.

Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate ten years after the earlier of (i) commencement date of the Plan or (ii) shareholder approval. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

19.	Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

20.	Clawback.

Notwithstanding any other provisions in this Plan, any award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

21.	Section 409A.

The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless any applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the participant’s separation of service (within the meaning of Section 409A) shall instead be paid on the first payroll date after the six-month period following the participant’s separation from service (or the participant’s death, if earlier). Notwithstanding anything to the contrary contained herein, the Board may (but shall not be required to) amend the Plan and/or any award without obtaining the consent of any participant to the extent necessary (as determined by the Committee in its sole discretion) to meet the requirements of Section 409A of the Code and the guidance issued thereunder such that the additional taxes and penalties set forth in Section 409A(a)(i)(B) of the Code will not apply to transactions contemplated by the Plan or any participant’s award Agreement with respect to an award or shares underlying such award. The Company and its Subsidiaries and their respective employees, officers and directors shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Code Section 409A, any omission to take such action or for the failure of any such action taken by the Company to so comply.

22.	Governing Law.

Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, the Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

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